    As filed with the Securities and Exchange Commission on December 29, 2000

                                                      Registration No. 033-71128
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         Post-Effective Amendment No. 1
                                       to

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                      COMPUTER TECHNOLOGY ASSOCIATES, INC.
                           (FORMERLY CTA INCORPORATED)
             (Exact Name of Registrant as Specified in Its Charter)

             COLORADO                                      84-0797618
(State or other jurisdiction                    (I.R.S. Employer Identification No.)
of incorporation or organization)

                 6903 ROCKLEDGE DRIVE, BETHESDA, MARYLAND 20817
               (Address of Principal Executive Offices) (Zip Code)


          CTA INCORPORATED DEFINED CONTRIBUTION 401(k) RETIREMENT PLAN
                            (Full Title of the Plan)


                                 MR. JOHN WAGNER
                              6903 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                     (Name and address of agent for service)

                                 (301) 581-3200
          (Telephone number, including area code, of agent for service)


               -------------------------------------------------


                                   COPIES TO:

                               Marc R. Paul, Esq.
                                Baker & McKenzie
                     815 Connecticut Avenue, N.W., 9th Floor
                           Washington, D.C. 20006-4078
                                 (202) 452-7046

================================================================================

                         DEREGISTRATION OF COMMON STOCK

        On November 1, 1993, Computer Technology Associates, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-71128 (the "Registration Statement"), for the sale of 9,000 shares of common stock, par value $0.01 per share of the Company (the "Common Stock") under the Company's Defined Contribution 401(k) Retirement Plan (the "Plan"). Pursuant to the undertakings contained in Item 9 of the Registration Statement, the Company files this Post-Effective Amendment No. 1 to deregister all shares of the Common Stock originally registered by the Registration Statement that remain unsold.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 28th day of December, 2000.

                                 COMPUTER TECHNOLOGY ASSOCIATES, INC.



                                 By:              /s/  C.E. Velez
                                      -----------------------------------------
                                                    C.E. Velez
                                        Chairman of the Board of Directors,
                                       President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

                    Name                                  Title                    Date
--------------------------------------------   -------------------------    ------------------
               /s/  C.E. Velez                  Chairman of the Board of    December 28, 2000
--------------------------------------------    Directors, President and
                 C.E. Velez                      Chief Executive Officer



              /s/  John Wagner                   Chief Financial Officer    December 28, 2000
--------------------------------------------
                 John Wagner



           /s/  Arturo Silvestrini                      Director            December 28, 2000
--------------------------------------------
             Arturo Silvestrini



          /s/  Raymond V. McMillan                      Director            December 28, 2000
--------------------------------------------
             Raymond V. McMillan